UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 25, 2006

FIBERSTARS, INC.
(Exact name of registrant as specified in its charter)

California	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 25, 2006, Silicon Valley Bank (“SVB”) and Fiberstars, Inc. (“Fiberstars”) amended that certain Amended and Restated Loan and Security Agreement (“Loan Agreement”) between SVB and Fiberstars. The Amendment extended the maturity date of the Loan Agreement from August 14, 1006 to August 13, 2007. In addition, the Amendment contains technical amendments to provide that the calculation of the Borrowing Base under the Agreement will include “early buy” pool and spa accounts in the same manner as in the previous year and to permit the reincorporation of Fiberstars Inc. from California into Delaware, which was approved by shareholders earlier this year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2006

FIBERSTARS, INC.

	By	/s/ Robert A. Connors
Name: Robert A. Connors
Title: Chief Financial Officer